Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated September 23, 2009 relating to the financial statements, which appear in Prana Biotechnology Limited’s Annual Report on Form 20-F for the year ended June 30, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers —————————————— PricewaterhouseCoopers Melbourne, Victoria, Australia September 25, 2009